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                                 EXHIBIT 23.1
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              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-44563) and related Prospectus of Gensia Sicor Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 4, 1998, with respect to the consolidated financial statements of Gensia Sicor Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

January 13, 1999